European Bank for Reconstruction & Development DSTRBRPT

Exhibit (d)(iii)

EU MiFID II product governance / Retail investors, professional investors and ECPs target market:

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties, professional clients and retail clients, each as defined in Directive 2014/65/EU (as amended, “EU MiFID II”); and (ii) all channels for distribution of the Notes are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to EU MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

For the purposes of this provision, the expression “manufacturer” means any Manager that is a manufacturer under EU MiFID II.

European Bank for Reconstruction and Development (the “Issuer”) does not fall under the scope of application of EU MiFID II. Consequently, the Issuer does not qualify as an “investment firm”, “manufacturer” or “distributor” for the purposes of EU MiFID II.

UK MiFIR product governance / Retail investors, professional investors and ECPs target market:

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is retail clients, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”), and eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”) and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA (“UK MiFIR”); and (ii) all channels for distribution of the Notes are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

For the purposes of this provision, the expression “manufacturer” means any Manager that is a manufacturer under UK MiFIR.

The Issuer does not fall under the scope of application of UK MiFIR. Consequently, the Issuer does not qualify as an “investment firm”, “manufacturer” or “distributor” for the purposes of UK MiFIR.

PRICING SUPPLEMENT

11 March 2024

European Bank for Reconstruction and Development
U.S.$1,000,000,000 4.250 per cent. Global Notes due 13 March 2034 (the “Notes”)
issued pursuant to the European Bank for Reconstruction and Development

EUR 45,000,000,000 Global Medium Term Note Programme for the issue of notes

PART A – CONTRACTUAL TERMS

Terms used herein shall be deemed to be defined as such for the purposes of the Conditions set forth in the Offering Circular dated 3 July 2012 as supplemented by the Supplementary Offering Circular dated 22 July 2019 (together, the “Offering Circular”). This Pricing Supplement must be read in conjunction with such Offering Circular. Full information on the Notes is only available on the basis of the combination of this Pricing Supplement and the Offering Circular. The Offering Circular is available for viewing and copies may be obtained from the Issuer at 5 Bank Street, London, E14 4BG, United Kingdom.

SUMMARY OF THE NOTES
1	Specified Currency:	United States Dollar (“U.S.$”)
2	Nominal Amount:	U.S.$1,000,000,000
3	Type of Note:	Fixed Rate
4	Issue Date:	13 March 2024
5	Issue Price:	99.469 per cent. of the Nominal Amount
6	Maturity Date:	13 March 2034
7	Fungible with existing Notes:	No
FORM OF THE NOTES
8	Form of Note:	Registered
9	New Global Note:	No
10	Specified Denomination(s):	U.S.$1,000
11	Exchange of Bearer Notes:	Not Applicable
12	(a) Talons for future Coupons to be attached to definitive Bearer Notes:	Not Applicable
	(b) Date(s) on which the Talons mature:	Not Applicable
13	(a) Depositary for and registered holder of Registered Global Note:	Registered Global Note to be deposited with, or on behalf of, DTC and registered in the name of Cede and Co. as nominee for DTC.
	(b) Exchange of Registered Global Note:	Registered Global Note will only be exchangeable for definitive Registered Notes upon 45 days’ written notice in the limited circumstances described on page 42 of the Offering Circular.
PROVISIONS RELATING TO INITIAL PAYMENT
14	Partly Paid Notes:	No
PROVISIONS RELATING TO INTEREST
15	Interest Commencement Date:	Issue Date
16	Fixed Rate Notes:	Applicable

	(a)	Fixed Rate of Interest:	4.250 per cent. per annum payable semi-annually in arrear, being U.S.$21.25 per Specified Denomination on each Fixed Interest Date.
	(b)	Fixed Interest Dates:	13 March and 13 September in each year, from and including 13 September 2024 up to and including the Maturity Date.
	(c)	Initial Broken Amount per Specified Denomination:	Not Applicable
	(d)	Final Broken Amount per Specified Denomination:	Not Applicable
	(e)	Fixed Day Count Fraction:	30/360
	(f)	Business Day Convention:	Following Business Day
	(g)	Business Day definition if different from that in Condition 4(a)(iii):	Condition 4(a)(iii) applies (and for the avoidance of doubt, New York City is the principal financial centre). Additional business centre is London.
	(h)	Calculation of interest to be adjusted in accordance with Business Day Convention specified above:	No
17	Zero Coupon Notes:		Not Applicable
18	Floating Rate Notes and Indexed Notes:		Not Applicable
PROVISIONS REGARDING PAYMENTS/DELIVERIES
19	Definition of “Payment Day” for the purpose of Condition 6(e) if different to that set out in Condition 6:		Condition 6(e) applies and, for the avoidance of doubt, New York City shall be the principal financial centre and London shall be the additional business centre.
20	Dual Currency Notes:		Not Applicable
21	Physically Settled Notes:		Not Applicable

PROVISIONS REGARDING REDEMPTION/MATURITY
22	(a)	Redemption at Issuer’s option:	Not Applicable
	(b)	Redemption at Noteholder’s option:	Not Applicable
23	(a)	Final Redemption Amount for each Note (other than an Indexed or Formula Note where the index or formula applies to the redemption amount):	100.00 per cent. per Specified Denomination

	(b) Final Redemption Amount for each Indexed Note where the Index or Formula applies to the Final Redemption Amount:	Not Applicable
24	Instalment Note:	Not Applicable
25	Early Redemption Amount for each Note payable on an event of default:	Condition 5(d) applies
DISTRIBUTION, CLEARING AND SETTLEMENT PROVISIONS
26	Method of distribution:	Syndicated
27	If Syndicated, names and addresses of Managers or, if Non-Syndicated name and address of Dealer:

Joint Lead Managers

Citigroup Global Markets Limited

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

United Kingdom

Goldman Sachs International

Plumtree Court

25 Shoe Lane

London EC4A 4AU

United Kingdom

HSBC Bank plc

8 Canada Square

London E14 5HQ

United Kingdom

J.P. Morgan Securities plc

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

Co-Lead Managers

Banco Bilbao Vizcaya Argentaria, S.A.

Ciudad BBVA
Edificio Asia – 1st Floor
c/Sauceda 28
28050 Madrid
Spain

Banco Santander, S.A.

Santander Global Banking & Markets

Ciudad Grupo Santander

Avenida de Cantabria

Edificio Encinar

28660, Boadilla del Monte

Madrid

Spain

Crédit Agricole Corporate and Investment Bank

12, Place des Etats-Unis

CS 70052

92547 MONTROUGE CEDEX

France

Daiwa Capital Markets Europe Limited

5 King William Street

London EC4N 7AX

United Kingdom

ING Bank N.V., Belgium Branch

Avenue Marnix 24

1000 Brussels

Belgium

Merrill Lynch International

2 King Edward Street

London EC1A 1HQ

United Kingdom

Skandinaviska Enskilda Banken AB (publ)

Kungsträdgårdsgatan 8

SE-106 40 Stockholm

Sweden

Société Générale

Immeuble Basalte

17 Cours Valmy

CS 50318

92972 Paris La Défense Cedex

France

28	Date of Syndication Agreement:	11 March 2024
29	Stabilising Manager:	Not Applicable
30	Additional selling restrictions:	Not Applicable
31	Details of additional/alternative clearing system approved by the Issuer and the Agent:	Not Applicable
32	Intended to be held in a manner which would allow Eurosystem eligibility:	No
33	Common Code:	278280985
	ISIN Code:	US29874QFB59
	CUSIP Number:	29874QFB5
34	Listing:	Application will be made by the Issuer (or on its behalf) for the Notes to be admitted to the Official List of the UK Financial Conduct Authority and trading on the Regulated Market of the London Stock Exchange plc
35	In the case of Notes denominated in the currency of a country that subsequently adopts the euro in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union, whether the Notes will include a redenomination clause providing for the redenomination of the Specified Currency in euro (a “Redenomination Clause”), and, if so specified, the wording of the Redenomination Clause in full and any wording in respect of redenominalisation and/or consolidation (provided they are fungible) with other Notes denominated in euro.	Not Applicable
36	Total Commissions:	0.175 per cent. of the Nominal Amount of the Notes.

This Pricing Supplement comprises the pricing supplement required for issue and admission to trading on the London Stock Exchange plc’s Regulated Market of the Notes described herein pursuant to the Euro 45,000,000,000 Global Medium Term Note Programme for the issue of notes of European Bank for Reconstruction and Development as from 13 March 2024 or as soon as practicable thereafter.

RESPONSIBILITY

The Issuer accepts responsibility for the information contained in this Pricing Supplement other than the information contained under the heading “EU MiFID II product governance / Retail investors, professional investors and ECPs target market” and “UK MiFIR product governance / Retail investors, professional investors and ECPs target market”.

For and on behalf of

EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT

By:	/s/ Isabelle Laurent
Authorised signatory

PART B – OTHER INFORMATION

1	LISTING	Application will be made by the Issuer (or on its behalf) for the Notes to be admitted to the Official List of the UK Financial Conduct Authority and to trading on the Regulated Market of the London Stock Exchange plc with effect from 13 March 2024 or as soon as practicable thereafter. No assurance can be given that such listing and admission to trading will be obtained on such date, or, if obtained, that it will be maintained.
2	RATINGS	The Issuer and/or its debt obligations have been assigned an AAA credit rating from S&P Global Ratings Europe Limited (“S&P”), an Aaa credit rating from Moody’s Investors Service Limited (“Moody’s”) and an AAA credit rating from Fitch Ratings Ltd (“Fitch”). As defined by S&P, an “AAA” rating means that the ability of the Issuer to meet its financial commitment on its obligations is extremely strong. As defined by Moody’s, an “Aaa” rating means that the Issuer’s ability to meet its financial obligations is judged to be of the highest quality, with minimal credit risk. As defined by Fitch, an “AAA” rating denotes the lowest expectation of credit risk and means that the Issuer has an exceptionally strong capacity for timely payment of its financial commitments.
3	NOTIFICATION
Not Applicable
4	INTERESTS OF NATURAL AND LEGAL PERSONS INVOLVED IN THE ISSUE
Save as discussed in the section headed “Subscription and Sale” in the Offering Circular, so far as the Issuer is aware, no person involved in the offer of the Notes has an interest material to the offer.
5	REASONS FOR THE OFFER, ESTIMATED NET PROCEEDS AND TOTAL EXPENSES
	(i) Reasons for the offer:	The net proceeds of the issue of the Notes will be included in the ordinary capital resources of the Issuer and used in its ordinary operations.
	(ii) Estimated net proceeds:	U.S.$992,940,000
	(iii) Estimated total expenses:	U.S.$14,000
6	YIELD
	Indication of yield:	4.316 per cent. (semi-annual) As set out above, the yield is calculated at the Issue Date on the basis of the Issue Price. It is not an indication of future yield.

7	HISTORIC INTEREST RATES
Not Applicable
8	PERFORMANCE OF INDEX/FORMULA/OTHER VARIABLE, EXPLANATION OF EFFECT ON VALUE OF INVESTMENT AND ASSOCIATED RISKS AND OTHER INFORMATION CONCERNING THE UNDERLYING
Not Applicable
9	PERFORMANCE OF RATES OF EXCHANGE AND EXPLANATION OF EFFECT ON VALUE OF INVESTMENT
Not Applicable